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                                                                    Exhibit 10.6

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of April 9, 2003, by and between BRENTWOOD ACQUISITION CORP., a Minnesota corporation (the "Company"), and ROBERT BENNETT ("Executive").

     A. The Company is a wholly owned subsidiary of Woodcraft Industries, Inc., a Minnesota Corporation ("Woodcraft").

     B. Executive and the Company are parties to an Employment Agreement dated July 31, 2002 (the "Original Agreement").

     C. The Company and Executive desire to amend and restate the Original Agreement in its entirety on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and Executive set forth below, the Company and Executive, intending to be legally bound, agree as follows:

     1. EMPLOYMENT. Effective as of the date hereof, the Company shall employ Executive, and Executive shall accept such employment and perform services for the Company, upon the terms and conditions set forth in this Agreement.

     2. TERM OF EMPLOYMENT. Unless terminated at an earlier date in accordance with Section 9 hereof, the term of Executive's employment with the Company shall be for a period of one year commencing on the date hereof and ending on the first anniversary of the date hereof. Thereafter, unless terminated at an earlier date in accordance with Section 9 hereof, the term of Executive's employment with the Company shall be automatically extended for successive one-year periods, unless either party gives written notice to the other party at least 60 days prior to the expiration of such term that such party elects not to extend the term of this Agreement.

     3.   Position and Duties.

          (a) EMPLOYMENT WITH THE COMPANY. During the term of Executive's employment with the Company, Executive shall perform such duties and responsibilities for the Company, Woodcraft and any direct or indirect subsidiaries of Woodcraft (Woodcraft and all of its subsidiaries being hereinafter collectively referred to as the "Affiliates"), as the Board of Directors of the Company (the "Board") shall assign to him from time to time consistent with his position. Executive shall be an executive officer of the Company and Executive's title shall be Brentwood Division, Vice President and Chief Financial Officer.

          (b) PERFORMANCE OF DUTIES AND RESPONSIBILITIES. Executive shall serve the Company and the Affiliates faithfully and to the best of his ability and shall devote his full working time, attention and efforts to the business of the Company and the Affiliates during his

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employment with the Company. Executive hereby represents and confirms that he is under no contractual or legal commitments that would prevent him from fulfilling his duties and responsibilities as set forth in this Agreement. During his employment with the Company, Executive may participate in charitable activities and personal investment activities to a reasonable extent, and he may serve as a director of business organizations in which he has personally invested, so long as such activities and directorships do not interfere with the performance of his duties and responsibilities hereunder. Executive may also continue to perform limited accounting services (approximately 5 to 10 hours per week) for his existing clients. Executive agrees to advise the President of Woodcraft in writing each time Executive reasonably expects to devote more than an average of 10 hours per week to such activities during any three-week period.

     4.   Compensation.

          (a) BASE SALARY. While Executive is employed by the Company hereunder, the Company shall pay to Executive an annual base salary of $125,000, less deductions and withholdings, which base salary shall be paid in accordance with the Company's normal payroll policies and procedures. As soon as practicable after the end of each fiscal year, the Company shall conduct an annual performance review of Executive and thereafter establish Executive's base salary in an amount not less than the base salary in effect for the prior year.

          (b) INCENTIVE COMPENSATION. While Executive is employed by the Company hereunder, Executive shall be entitled to participate in the incentive compensation plan attached hereto as EXHIBIT A.

          (c) EMPLOYEE BENEFITS. While Executive is employed by the Company hereunder, Executive shall be entitled to participate in all employee benefit plans and programs of the Company to the extent that Executive meets the eligibility requirements for each individual plan or program. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

          (d) EXPENSES. While Executive is employed by the Company hereunder, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation.

          (e) OPTIONS. As soon as practicable after the date hereof, the Company shall make a stock option grant to the Executive under the WII Holdings, Inc.'s 2003 Stock Option and Grant Plan.

     5. CONFIDENTIAL INFORMATION. Except as permitted by the Board, during the term of Executive's employment with the Company and at all times thereafter, Executive shall not

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divulge, furnish or make accessible to anyone or use in any way other than in the ordinary course of the business of the Company and the Affiliates, any confidential, proprietary or secret knowledge or information of the Company or any of the Affiliates that Executive has acquired or shall acquire during the term of his work for the Company or any of the Affiliates as an employee, whether developed by himself or by others, concerning (i) any trade secrets,
(ii) any confidential, proprietary or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or any of the Affiliates, (iii) any customer or supplier lists of the Company or any of the Affiliates, (iv) any confidential, proprietary or secret development or research work of the Company or any of the Affiliates, (v) any strategic or other business, marketing or sales plans of the Company or any of the Affiliates, (vi) any financial data or plans respecting the Company or any of the Affiliates, or
(vii) any other confidential or proprietary information or secret aspects of the business of the Company or any of the Affiliates. Executive acknowledges that the above-described knowledge and information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company or one or more of the Affiliates, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or any of the Affiliates would be wrongful and would cause irreparable harm to the Company. During the term of Executive's employment with the Company, Executive shall refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known in the form in which it was obtained from the Company or any of the Affiliates, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with the Company or any of the Affiliates, or (iii) is required to be disclosed by legal process, other than as a direct or indirect result of the breach of this Agreement by Executive.

     6. VENTURES. If, during the term of Executive's employment with the Company, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company or any of the Affiliates and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved in writing by the Board, Executive shall not be entitled to any interest in any such project, program or venture or to any commission, finder's fee or other compensation in connection therewith, other than the compensation to be paid to Executive by the Company as provided herein. Executive shall have no interest, direct or indirect, in any customer or supplier that conducts business with the Company or any of the Affiliates, unless such interest has been disclosed in writing to and approved by the Board before such customer or supplier seeks to do business with the Company or any of the Affiliates; ownership by Executive, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

     7.   NONCOMPETITION COVENANT.

          (a) AGREEMENT NOT TO COMPETE. During the term of Executive's employment with the Company and for the Noncompetition Period (as defined below), Executive shall not,

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directly or indirectly, throughout North America, engage in any business that the Company or any of the Affiliates has engaged in during the term of Executive's work for the Company or any of the Affiliates as an employee, or any part of such business, including without limitation the design, development, manufacture, distribution, marketing, leasing or selling of hardwood or vinyl doors, parts or accessories, veneer raised panels or veneer profile wrapped accessories, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise. Ownership by Executive, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7(a). The term "Noncompetition Period" shall mean: (a) in the event that Executive's employment is terminated in a manner set forth in Section 10(a), the Severance Period (as defined below), (b) in the event that Executive's employment is terminated in a manner set forth in Section 10(b)(i), (iii) or
(iv), the period beginning on the Termination Date (as defined below) and continuing until the date which is the later of (i) six months from the Termination Date or (ii) the date on which the then-current term of the Agreement was scheduled to expire and (c) in the event Executive's employment is terminated in a manner set forth in Section 10(b)(ii), the period beginning on the Termination Date and ending one year thereafter.

          (b) AGREEMENT NOT TO HIRE. During the term of Executive's employment with the Company and for a period of 24 consecutive months from the date of the termination of such employment, whether such termination is with or without Cause (as defined below), or whether such termination is at the instance of Executive or the Company, Executive shall not, directly or indirectly, hire, engage or solicit any person who is then an employee of the Company or any of the Affiliates or who was an employee of the Company or any of the Affiliates at the time of Executive's termination of employment, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

          (c) AGREEMENT NOT TO SOLICIT. During the term of Executive's employment with the Company and for a period of 12 consecutive months from the date of the termination of such employment, whether such termination is with or without Cause (as defined below), or whether such termination is at the instance of Executive or the Company, Executive shall not, directly or indirectly, solicit, request, advise or induce any then current or potential customer, supplier or other business contact of the Company or any of the Affiliates to cancel, curtail or otherwise change its relationship with the Company or any of the Affiliates, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

          (d) ACKNOWLEDGMENT. Executive hereby acknowledges that the provisions of this Section 7 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 7 by Executive shall cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor. Therefore, in the event that Executive violates any provision of this Section 7, the

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Company shall be entitled to an injunction, in addition to all the other remedies it may have, restraining Executive from violating or continuing to violate such provision.

          (e) BLUE PENCIL DOCTRINE. If the duration of, the scope of or any business activity covered by any provision of this Section 7 is in excess of what is valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is valid and enforceable. Executive hereby acknowledges that this Section 7 shall be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

     8.   Patents, Copyrights and Related Matters.

          (a) DISCLOSURE AND ASSIGNMENT. Executive shall immediately disclose to the Company any and all improvements and inventions that Executive may conceive and/or reduce to practice individually or jointly or commonly with others while he is employed with the Company with respect to (i) any methods, processes or apparatus concerned with the development, use or production of any type of products, goods or services sold or used by the Company or any of the Affiliates, and (ii) any type of products, goods or services sold or used by the Company or any of the Affiliates. Executive also shall immediately assign, transfer and set over to the Company his entire right, title and interest in and to any and all of such inventions as are specified in this Section 8(a), and in and to any and all applications for letters patent that may be filed on such inventions, and in and to any and all letters patent that may issue, or be issued, upon such applications. In connection therewith and for no additional compensation therefor, but at no expense to Executive, Executive shall sign any and all instruments deemed necessary by the Company or any of the Affiliates for:

               (i) the filing and prosecution of any applications for letters patent of the United States or of any foreign country that the Company may desire to file upon such inventions as are specified in this Section 8(a);

               (ii) the filing and prosecution of any divisional, continuation, continuation-in-part or reissue applications that the Company may desire to file upon such applications for letters patent; and

               (iii) the reviving, re-examining or renewing of any of such applications for letters patent.

Minnesota Statutes Section 181.78 provides that the agreement of Executive contained in this Section 8(a) does not apply, and written notification is hereby given to Executive that this Section 8(a) shall not apply, to any invention for which no equipment, supplies, facilities, confidential, proprietary or secret knowledge or information, or other trade secret information of the Company or any of the Affiliates was used and that was developed entirely on Executive's own time, and (i) that does not relate (A) directly to the business of the Company or any of the Affiliates, or (B) to the actual or demonstrably anticipated research or development of the

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Company or any of the Affiliates, or (ii) that does not result from any work performed by Executive for the Company or any of the Affiliates.

          (b) COPYRIGHTABLE MATERIAL. All right, title and interest in all copyrightable material that Executive shall conceive or originate individually or jointly or commonly with others, and that arise during the term of his employment with the Company and out of the performance of his duties and responsibilities under this Agreement, shall be the property of the Company and are hereby assigned by Executive to the Company, along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to Executive, Executive shall execute any and all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Executive for the Company or any of the Affiliates in performing his duties and responsibilities hereunder shall be considered "works made for hire," as defined in the U.S. Copyright Act.

          (c) KNOW-HOW AND TRADE SECRETS. All know-how and trade secret information conceived or originated by Executive that arises during the term of his employment with the Company and out of the performance of his duties and responsibilities hereunder or any related material or information shall be the property of the Company, and all rights therein are hereby assigned by Executive to the Company.

     9.   Termination of Employment.

          (a) The Executive's employment with the Company shall terminate immediately upon:

               (i) Executive's receipt of written notice from the Company of the termination of his employment, other than notice that the Company elects not to extend the term of this Agreement;

               (ii) the Company's receipt of Executive's written resignation from the Company;

               (iii)  Executive's Disability (as defined below);

               (iv)   Executive's death; or

               (v) the expiration of the term of Executive's employment with the Company as specified in Section 2 hereof.

          (b) The date upon which Executive's termination of employment with the Company occurs shall be the "Termination Date."

     10.  Payments upon Termination of Employment.

          (a)  If Executive's employment with the Company is terminated:

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               (i)    by the Company (A) for any reason other than for Cause (as defined below), or (B) by the delivery of a written notice to Executive that the Company elects not to extend the term of this Agreement, or

               (ii) by Executive as a result of his resignation for Good Reason (as defined below), or

               (iii)  by reason of Executive's Disability (as defined below),

the Company shall:

               (x) pay to Executive as severance pay an amount equal to his current base salary for the greater of (A) 6 months from the Termination Date and (B) the remaining term of the then current term of this Agreement (the "Severance Period");

               (y) if Executive elects to continue his group health insurance coverage with the Company following the termination of his employment with the Company, reimburse him for the full cost of the premiums that he is required to pay to maintain during the Severance Period such coverage at the same level of coverage that was in effect as of the Termination Date; and

               (z) if Executive was employed by the Company hereunder for six months or more of any fiscal year as of the Termination Date, pay to Executive a pro rata portion (based on the number of calendar days of employment during that fiscal year) of any incentive compensation that would have been payable to him for such fiscal year pursuant to Section 4(b) hereof as if Executive had been in the employ of the Company for the full fiscal year. No incentive compensation shall be payable to Executive with respect to any fiscal year in which Executive was employed by the Company hereunder for less than six months.

Any amount payable to Executive as severance pay or reimbursement for the cost of the continuation of his group health insurance coverage hereunder shall be subject to deductions and withholdings and shall be paid to Executive by the Company in 6 (or such greater number of months as were remaining in the then current term of this Agreement, as applicable) approximately equal monthly installments commencing on the first normal payroll date of the Company following the expiration of all applicable rescission provided by law and continuing monthly thereafter. Any amount payable to Executive as incentive compensation hereunder shall be paid to Executive by the Company in the same manner and at the same time that incentive compensation payments are made to current employees of the Company, but no earlier than the

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first normal payroll date of the Company following the expiration of all applicable rescission periods provided by law.

The Company shall be entitled to cease making reimbursement payments to Executive for the cost of the continuation of his group health insurance coverage with the Company after the Termination Date if Executive becomes eligible for comparable group health insurance coverage from any other employer. For purposes of reduction of the Company's financial obligations to Executive under this Section 10(a), Executive shall promptly and fully disclose to the Company in writing the fact that he has become eligible for comparable group health insurance coverage from any other employer, and Executive shall be liable to repay any amounts to the Company that should have been so reduced but for Executive's failure or unwillingness to make such disclosure.

          (b) If Executive's employment with the Company is terminated by reason of:

               (i) Executive's abandonment of his employment or Executive's resignation for any reason other than Good Reason,

               (ii) termination of Executive's employment by the Company for Cause,

               (iii)  Executive's death, or

               (iv) the expiration of the term of Executive's employment with the Company as specified in Section 2 hereof on account of delivery of a written notice to the Company that Executive elects not to extend the term of this Agreement, the Company shall pay to Executive or his beneficiary or his estate, as the case may be, his base salary through the Termination Date; provided, however, that in the event of a termination by reason of Executive's death, if Executive was employed by the Company hereunder for six months or more of any fiscal year as of the Termination Date, pay to Executive a pro rata portion (based on the number of calendar days of employment during that fiscal year) of any incentive compensation that would have been payable to him for such fiscal year pursuant to Section 4(b) hereof as if Executive had been in the employ of the Company for the full fiscal year. No incentive compensation shall be payable to Executive with respect to any fiscal year in which Executive was employed by the Company hereunder for less than six months.

          (c)  "Cause" hereunder shall mean:

               (i) an act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company or any of the Affiliates;

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               (ii)   unlawful conduct or gross misconduct that is willful and
                      deliberate on Executive's part and that, in either event, is materially injurious to the Company or any of the Affiliates;

               (iii)  the conviction of Executive of a felony;

               (iv) failure of Executive to perform his duties and responsibilities hereunder or to satisfy his obligations as an officer or employee of the Company, which failure has not seen cured by Executive within 15 days after written notice thereof to Executive from the Company; or

               (v) material breach of any terms and conditions of this Agreement by Executive not caused by the Company, which breach has not been cured by Executive within ten days after written notice thereof to Executive from the Company.

          (d)  "Good Reason" hereunder shall mean:

               (i) material breach of any terms and conditions of this Agreement by the Company not caused by Executive, which breach has not been cured by the Company within ten days after written notice thereof to the Company from Executive; provided, however that under no circumstances shall any reduction or modification which is allowed under
                      Section 10(d)(iii) be considered a material breach by the Company of any of the terms and conditions of this Agreement;

               (ii) the relocation of Executive's office by more than 50 miles from the Molalla, Oregon metropolitan areas without Executive's prior written consent; or

               (iii) a reduction of Executive's base salary or a material modification to the incentive compensation plan attached hereto as Exhibit A that decreases by a substantial amount Executive's opportunity to earn incentive compensation, unless such reduction is part of a general reduction in the base salaries and/or incentive compensation plans for all executive officers of the Company.

          (e) "Disability" hereunder shall mean the inability of Executive to perform on a full-time basis the duties and responsibilities of his employment with the Company by reason of his illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 180 days or more during any 360-day period. A period of inability shall be "uninterrupted" unless and until Executive returns to full-time work for a continuous period of at least 30 days.

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          (f)  In the event of termination of Executive's employment, the sole obligation of the Company shall be its obligation to make the payments called for by Sections 10(a) or 10(b) hereof, as the case may be, and the payment for the value of any accrued, but unpaid vacation time and the Company shall have no other obligation to Executive or to his beneficiary or his estate, except as otherwise provided by law, under the terms of any other applicable agreement between Executive and the Company or under the terms of any employee benefit plans or programs then maintained by the Company in which Executive participates.

          (g) Notwithstanding the foregoing provisions of this Section 10, the Company shall not be obligated to make any payments to Executive under Section 10(a) hereof unless Executive shall have signed a release of claims in favor of the Company in a form to be prescribed by the Board, all applicable consideration periods and rescission periods provided by law shall have expired and Executive is in strict compliance with the terms of Sections 5, 7(a), 7(b), 7(c), 8(a), and 8(b) hereof as of the dates of the payments.

     11. RETURN OF RECORDS AND PROPERTY. Upon termination of his employment with the Company, Executive shall promptly deliver to the Company any and all records and any and all property of the Company or any of the Affiliates in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company or any of the Affiliates and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company or any of the Affiliates.

     12. LITIGATION AND REGULATORY COOPERATION. During and after the Executive's employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 12. If the Company seeks the Executive's cooperation pursuant to this Section 12 more than three (3) years following his or her termination from employment with the Company, the Company and the Executive shall mutually agree upon a pier diem for time spent by the Executive fulfilling his or her obligation under this subsection. No pier diem shall be payable to the Executive, however, for any time spent providing testimony under oath. Executive's cooperation with the Company shall

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be limited to reasonable amounts of time which do not unreasonably hamper his abilities to be gainfully employed, provided that such employment is not in breach of this Agreement.

     13.  Remedies.

          (a) REMEDIES. Executive acknowledges that it would be difficult to fully compensate the Company for monetary damages resulting from any breach by him of the provisions of Sections 5, 7 and 8 hereof. Accordingly, in the event of any actual or threatened breach of any such provisions, the Company shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

          (b) ARBITRATION. Except for disputes arising under Sections 5, 7 or 8 hereof, all disputes involving the interpretation, construction, application or alleged breach of this Agreement and all disputes relating to the termination of Executive's employment with the Company shall be submitted to final and binding arbitration in Portland, Oregon. The arbitrator shall be selected and the arbitration shall be conducted pursuant to the then most recent Employment Dispute Resolution Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding, and any court of competent jurisdiction may enter judgment upon the award. All fees and expenses of the arbitrator shall be shared equally by Executive and the Company. The arbitrator shall have jurisdiction and authority to interpret and apply the provisions of this Agreement and relevant federal, state and local laws, rules and regulations insofar as necessary to the determination of the dispute and to remedy any breaches of the Agreement and/or violations of applicable laws, but shall not have jurisdiction or authority to award punitive damages or alter in any way the provisions of this Agreement. The arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party. The parties hereby agree that this arbitration provision shall be in lieu of any requirement that either party exhaust such party's administrative remedies under federal, state or local law.

     14.  Miscellaneous.

          (a) GOVERNING LAW. All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

          (b) AMENDMENT OF ORIGINAL AGREEMENT; ENTIRE AGREEMENT. The Company and the Executive hereby agree that the Original Agreement is hereby amended and restated in its entirety on the terms and conditions set forth herein. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein.

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          (c)  AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

          (d) NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          (e) ASSIGNMENT. This Agreement shall not be assignable, in whole or in party, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or capital stock, or
(iii) of which 50% or more of the capital stock or the voting control is owned, directly or indirectly, by the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the "Company" for purposes of all terms and conditions of this Agreement, including this Section 14.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          (g) SEVERABILITY. Subject to Section 7(e) hereof, to the extent that any portion of any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

          (h) CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.


                                        BRENTWOOD ACQUISITION CORP.


                                        By: /s/ John Fitzpatrick
                                        ---------------------------
                                        Name: John Fitzpatrick
                                        Title: President


                                        By: /s/ Robert Bennett
                                        ---------------------------
                                        Name: Robert Bennett